LIMITED LIABILITY COMPANY AGREEMENT


                                    OF

                 JMB 245 Park Avenue Holding Company, LLC

                   a Delaware limited liability company




                       Dated as of November 12, 1996


















































                             Table of Contents
                            ------------------

SECTION 1.  Formation of Limited Liability Company . . . . . . .  1

SECTION 2.  Name     . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 3.  Definitions. . . . . . . . . . . . . . . . . . . . .  1

SECTION 4.  Business of the Company. . . . . . . . . . . . . . .  4

SECTION 5.  Term     . . . . . . . . . . . . . . . . . . . . . .  4

SECTION 6.  Principal Place of Business. . . . . . . . . . . . .  4

SECTION 7.  Registered Agent; Registered Office. . . . . . . . .  4

SECTION 8.  Capital Contributions; No Withdrawal or
            Resignation. . . . . . . . . . . . . . . . . . . . .  5

               (a)   Initial Capital Contributions . . . . . . .  5
               (b)   Additional Contributions; Interest  . . . .  5
               (c)   Withdrawal and Resignation; Return of
                     Capital Contribution. . . . . . . . . . . .  5

SECTION 9.  Distributions; Operating Covenants.. . . . . . . . .  5

SECTION 10.  Allocation of Income and Losses . . . . . . . . . .  6

               (a)   Allocations . . . . . . . . . . . . . . . .  6
               (b)   Change in Membership Interests. . . . . . .  6
               (c)   Special Rules . . . . . . . . . . . . . . .  6

SECTION 11. Withholding. . . . . . . . . . . . . . . . . . . . .  6

SECTION 12. Books, Records and Accounting. . . . . . . . . . . .  6

               (a)   Books and Records . . . . . . . . . . . . .  6
               (b)   Fiscal Year; Accounting . . . . . . . . . .  6
               (c)   Reports . . . . . . . . . . . . . . . . . .  7
               (d)   Expenses. . . . . . . . . . . . . . . . . .  7

SECTION 13. Company Funds. . . . . . . . . . . . . . . . . . . .  7

SECTION 14. Management . . . . . . . . . . . . . . . . . . . . .  7

               (a)   The Manager . . . . . . . . . . . . . . . .  7
               (b)   Resignation . . . . . . . . . . . . . . . .  7
               (c)   Limitations on Powers . . . . . . . . . . .  7
               (d)   Reimbursement . . . . . . . . . . . . . . .  7

SECTION 15. Meetings . . . . . . . . . . . . . . . . . . . . . .  7

               (a)   Meetings of Members . . . . . . . . . . . .  8
               (b)   Consent of Members. . . . . . . . . . . . .  8

SECTION 16. Voting   . . . . . . . . . . . . . . . . . . . . . .  8

               (a)   Members . . . . . . . . . . . . . . . . . .  8
               (b)   Voting. . . . . . . . . . . . . . . . . . .  8
               (c)   Actions Requiring Unanimous Member
                     Approval. . . . . . . . . . . . . . . . . .  8








SECTION 17. Limitation of Liability and Indemnification. . . . .  8

               (a)   Limitation of Liability . . . . . . . . . .  8
               (b)   Indemnification . . . . . . . . . . . . . .  9
               (c)   Expenses. . . . . . . . . . . . . . . . . .  9
               (d)   Not Exclusive . . . . . . . . . . . . . . .  9
               (e)   Insurance . . . . . . . . . . . . . . . . .  9
               (f)   Reimbursement . . . . . . . . . . . . . . . 10

SECTION 18. Assignment of Membership Interests and
               New Members . . . . . . . . . . . . . . . . . . . 10

               (a)   Assignment. . . . . . . . . . . . . . . . . 10
               (b)   Limitations on Assignment . . . . . . . . . 10
               (c)   New Members . . . . . . . . . . . . . . . . 10

SECTION 19. Dissolution. . . . . . . . . . . . . . . . . . . . . 10

SECTION 20. Winding Up and Distribution of Assets. . . . . . . . 11

               (a)   Winding Up. . . . . . . . . . . . . . . . . 11
               (b)   Distribution of Assets. . . . . . . . . . . 11

SECTION 21.  Conflict of Interest. . . . . . . . . . . . . . . . 11

SECTION 22. Taxation . . . . . . . . . . . . . . . . . . . . . . 12

               (a)   Status of the Company . . . . . . . . . . . 12
               (b)   Tax Elections . . . . . . . . . . . . . . . 12
               (c)   Company Tax Returns . . . . . . . . . . . . 12
               (d)   Tax Audits. . . . . . . . . . . . . . . . . 13

SECTION 23. JMB's Rights . . . . . . . . . . . . . . . . . . . . 14

SECTION 24. Miscellaneous. . . . . . . . . . . . . . . . . . . . 14

               (a)   Governing Law . . . . . . . . . . . . . . . 14
               (b)   Binding Effect. . . . . . . . . . . . . . . 14
               (c)   Pronouns and Number . . . . . . . . . . . . 14
               (d)   Captions. . . . . . . . . . . . . . . . . . 14
               (e)   Enforceability. . . . . . . . . . . . . . . 15
               (f)   Counterparts. . . . . . . . . . . . . . . . 15
               (g)   Notices . . . . . . . . . . . . . . . . . . 15
               (h)   Entire Agreement; Amendment . . . . . . . . 16
               (i)   Further Assurances. . . . . . . . . . . . . 16
               (j)   Third Parties . . . . . . . . . . . . . . . 16
               (k)   Facsimile Signatures. . . . . . . . . . . . 16
               (l)   Reliance upon Books, Reports and Records. .  16
               (m)   Time Periods. . . . . . . . . . . . . . . . 16
               (n)   Waiver. . . . . . . . . . . . . . . . . . . 17

SCHEDULE I           . . . . . . . . . . . . . . . . . . . . . .  1


















                    LIMITED LIABILITY COMPANY AGREEMENT
                                    OF
                 JMB 245 PARK AVENUE HOLDING COMPANY, LLC

      This Limited Liability Company Agreement of JMB 245 Park Avenue Holding Company, LLC (the "Company") is made and entered into as of the 12th day of November, 1996 by and among the Members listed on Schedule I attached hereto.

      WHEREAS, subsequent to the adoption of the Reorganization Plan, the parties hereto have decided to organize the Company as a limited liability company rather than as a limited partnership; and

      WHEREAS, the parties hereto desire to adopt and approve this Agreement for the Company.

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. FORMATION OF LIMITED LIABILITY COMPANY. The Members agree to the formation of a limited liability company pursuant to the Act and for that purpose have caused a Certificate of Formation to be filed with the Secretary. The rights and duties of the Members shall be as provided in the Act, except as modified by this Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended according to its terms. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way as to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

      SECTION 2. NAME. The business of the Company shall be conducted under the name "JMB 245 Park Avenue Holding Company, LLC."

      SECTION 3.    DEFINITIONS.

      For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

      (a) "Act" means the Delaware Limited Liability Company Act, Delaware Code Title 6, Sections 18.101 et seq., as amended from time to time.

      (b) "Affiliate" means, with reference to any Person, any other Person that Controls, is Controlled by or is under common Control with such Person.

      (c) "Agreement" means this Limited Liability Company Agreement, as amended, modified or supplemented from time to time.

      (d) "Capital Account" means, with respect to each Member, the account established on the books and records of the Company for such Member. Each Member's Capital Account shall initially equal the value of the Capital Contribution to the Company made by the Member as set forth on Schedule I attached hereto. During the term of the Company, each Member's Capital Account shall be (i) increased by the amount of
(w) income and gain allocated to the Member and (x) any cash or property (net of any liability secured by such property that the Company is considered to assume or take subject to) subsequently contributed by the Member to the Company, and (ii) decreased by the amount of (y) loss and deduction allocated to the Member and (z) all cash and property (net of any liability secured by such property that the Member is considered to assume or take subject to) distributed to the Member, and shall otherwise be kept in accordance with applicable United States Treasury Regulations promulgated under Section 704(b) of the Code.

      (e) "Capital Contribution" means a contribution of cash or other property to the Company. Contributed property shall be valued at fair market value, net of any liabilities assumed to which the contributed property is subject.

      (f) "Code" means the United States Internal Revenue Code of 1986, as amended, modified or rescinded from time to time, or any similar provision of succeeding law.

      (g) "Control, Controlling, Controlled" means as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

      (h) "IRS" means the United States Internal Revenue Service or any successor entity.

      (i) "JMB" means JMB/245 Park Avenue Associates, Ltd. and its successors and assigns.

      (j) "JMB Agreement" means the JMB Transaction Agreement, dated as of November 21, 1996, pursuant to which, among other things, World Financial Properties, L.P. provides to JMB and the Company the rights contemplated in Sections 15.8 and 18.13 of the Reorganization Plan, attached hereto as Exhibit A.

      (k)   "Limited Partnership Agreement" means the Amended and
Restated Agreement of Limited Partnership of World Financial Properties, L.P., dated as of November 21, 1996, by and among the parties thereto, attached hereto as Exhibit B.

      (l) "Majority Interest" means more than 50% of all Membership Interests outstanding from time to time.

      (m) "Manager" means any Person selected to manage the Company in accordance with Section 14.

      (n) "Member" means any Person with a Membership Interest in the Company.

      (o) "Membership Interest" means the percentage interest in the Company of a Member as set forth opposite such Member's name on Schedule I attached hereto as amended, modified or supplemented from time to time.

      (p) "Net Cash Flow" means for any period the amount, computed on a cash basis, equal to:

            (i) the sum of (A) all investment income of the Company and all other cash received by the Company, all without double counting and (B) any amounts released from Reserves;

            decreased by:

            (ii) the sum of (A) disbursements of the Company for expenses and (B) any increase in Reserves.

      (q) "Person" means any natural person, corporation, partnership, association, limited liability company, trust, estate or other enterprise or entity.

      (r) "Reorganization Plan" means the Third Amended Plan of Reorganization of Olympia & York Realty, Corp., et al., Chapter 11 case number 92B42698(JLG) (jointly administered), dated September 12, 1996, as confirmed by the United States Bankruptcy Court for the Southern District of New York, as such Reorganization Plan may be amended from time to time.

      (s) "Reserves" means the reasonable reserves established and maintained from time to time in amounts reasonably determined by the Manager to be adequate and sufficient for current and future expenses and to pay for taxes, insurance, or other costs and expenses incident to the Company's business or otherwise to provide for the long term goals of the Company or any other purpose, including reserves for unforeseen or contingent liabilities, debts or obligations; provided, however, that prior to the Manager establishing any Reserve in excess of two hundred thousand dollars ($200,000), the Manager shall be required to obtain the consent of O&Y (U.S.) Development General Partner Corp. (which consent shall not be unreasonably withheld).

      (t)   "Secretary" means the Secretary of State of Delaware.

      (u) "Treasury Regulations" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

      (v) "245 Park Avenue" means that certain parcel of real property located at 245 Park Avenue, New York, New York, together with the office building and other improvements existing thereon.

      SECTION 4. BUSINESS OF THE COMPANY. The sole purpose of the Company is to receive, own, hold and dispose of, in accordance with all applicable provisions of this Agreement, (i) Class A Units of World Financial Properties, L.P. representing on the date of consummation of the Reorganization Plan ___% of the total of all Class A Units, (ii) such Class B Units of World Financial Properties, L.P. (and the Class A Units into which they may be converted) to be issued to the Company pursuant to the provisions of Section 2 of the JMB Agreement, (iii) the rights and benefits evidenced by the provisions of the JMB Agreement (to the extent such provisions apply to the Company) and (iv) cash distributions in respect of the Class A Units and any cash proceeds of the JMB Agreement (to the extent such provisions apply to the Company). So long as O&Y (U.S.) Development General Partner Corp. shall remain a Member, the Company shall not acquire any assets in addition to those specified in clauses (i) through (iv) above and shall not transact any business other than the business of owning, holding and disposing (in accordance with all other applicable provisions hereof) of such assets.

      SECTION 5. TERM. The term of the Company shall begin upon the filing of a Certificate of Formation with the Secretary and shall continue until the earlier of (a) December 31, 2040 or (b) the date as of which the Company is dissolved in accordance with this Agreement or by law.

      SECTION 6. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be located at 900 North Michigan Avenue, 19th Floor, Chicago, Illinois 60611. A Majority Interest of the Members may change (on notice to O&Y (U.S.) Development General Partner Corp.), from time to time, the principal place of business of the Company.

      SECTION 7. REGISTERED AGENT; REGISTERED OFFICE. The registered agent for the service of process shall be The Corporation Trust Company.

The registered office shall be 1209 Orange Street in the City of Wilmington, County of New Castle. A Majority Interest of the Members may change, from time to time, the registered agent or office through appropriate filings with the Secretary.

      SECTION 8.  CAPITAL CONTRIBUTIONS; NO WITHDRAWAL OR RESIGNATION.

      (a) Initial Capital Contributions. Each Member shall make the Capital Contribution set forth opposite such Member's name on Schedule I attached hereto and shall receive the Membership Interest set forth opposite such Member's name on such Schedule.

      (b) Additional Contributions; Interest. No Member shall be obligated to make any additional Capital Contribution. Upon any additional Capital Contribution made by any Member, the Membership Interests of the Members shall be adjusted accordingly and shall be set forth on an amendment to Schedule I attached hereto. No Member has any obligation to restore a deficit balance in such Member's Capital Account or to make any contributions to the Company in order to restore such deficit balance. No Member shall be paid interest on any Capital Contribution.

      (c) Withdrawal and Resignation; Return of Capital Contribution. No Member shall be entitled to withdraw or resign as a Member or to receive any part of such Member's Capital Contribution or any distribution from the Company in connection therewith.

      SECTION 9.  DISTRIBUTIONS; OPERATING COVENANTS.

      (a) The Manager shall cause the Company to promptly distribute to each of its Members the Net Cash Flow in accordance with their respective Membership Interests upon any distribution or other payment the Company receives with respect to the Class A Units.

      (b) So long as O&Y (U.S.) Development General Partner Corp. shall be a Member, the Manager shall not cause or permit the Company, without the consent of O&Y (U.S.) Development General Partner Corp., to (i) own any assets except as provided in Section 4, (ii) incur any indebtedness or other obligations except for obligations as an Additional General Partner or a Limited Partner of World Financial Properties, LP and obligations under the JMB Agreement, (iii) grant or suffer the existence of any lien, security interest or encumbrance of any kind on or with respect to its assets (other than as provided in the JMB Agreement and the Limited Partnership Agreement), (iv) merge, consolidate, sell, transfer or otherwise dispose of any assets, except for distributions permitted hereunder and under the JMB Agreement and the Limited Partnership Agreement, (v) issue any additional securities, (vi) have any employees or agents, or (vii) enter into any agreement to do any of the foregoing actions specified in clauses (i) through (vi) above.

      SECTION 10. ALLOCATION OF INCOME AND LOSSES.

      (a) Allocations. Items of income, gain, loss, deduction, credit and tax preference to be allocated among the Members shall be allocated in accordance with their respective Membership Interests.

      (b) Change in Membership Interests. If there is a change in any Member's Membership Interest during any year, allocations among the Members shall be made in accordance with their Membership Interests in the Company from time to time during such year in accordance with
Section 706 of the Code using the closing-of-the-books method, except that depreciation, amortization and similar items shall be deemed to accrue ratably on a daily basis over the entire year during which the corresponding asset is owned by the Company for the entire year, and over the portion of a year after such asset is placed in service by the Company if such asset is placed in service during the year.

      (c) Special Rules. Notwithstanding anything to the contrary in this Agreement, the debt sharing provisions described in Sections 6.02 and 7.11(e) of the Limited Partnership Agreement shall be complied with by the Company.

      SECTION 11. WITHHOLDING. The Company is authorized to withhold from distributions to be made to a Member, or with respect to allocations to a Member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law. Any amounts so withheld shall be treated as distributed to such Member pursuant to this
Section 11 for all purposes of this Agreement and shall be offset against the net amounts otherwise distributable to such Member. The Company may also withhold from distributions that would otherwise be made to a Member, and apply to the obligations of such Member, any amounts that such Member owes to the Company. In addition, any tax imposed upon the Company resulting from the Membership Interest of any Member shall be treated as a distribution to such Member and shall reduce future distributions of Net Cash Flow to such Member.

      SECTION 12. BOOKS, RECORDS AND ACCOUNTING.

      (a) Books and Records. The Company shall maintain complete and accurate books and records of the Company's business and affairs in accordance with generally accepted accounting principles, consistently applied. The books and records shall be maintained at the principal place of business of the Company and shall be accessible to the Members in accordance with the Act.

      (b) Fiscal Year; Accounting. The Company's fiscal year shall initially be the calendar year. The accounting methods and principles to be followed by the Company shall be selected from time to time by the Manager.

      (c) Reports. The Company shall provide to the Members reports concerning the financial condition and results of operation of the Company and the Members' Capital Accounts within ninety five (95) days after the end of each fiscal year.

      (d) Expenses. Prior to incurring any material expenses of maintaining such books and records (other than expenses associated with the preparation of the Company's tax returns and other expenses associated with compliance by the Company of all applicable laws, it being agreed that such expenses shall not exceed the reasonable cost of such preparation and compliance) the Manager shall obtain the consent of each Member, whose consent may not be unreasonably withheld.

      SECTION 13. COMPANY FUNDS. The funds of the Company shall be deposited in such bank or other financial institution account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Manager. Each Member shall be given notice as to the name and address of each bank or financial institution where the Company maintains such accounts. All withdrawals from any such bank accounts shall be made only by the Manager or by individuals duly appointed by the Manager.

      SECTION14. MANAGEMENT. (a) The Manager. The business of the Company shall be managed by the Manager. The initial Manager shall be JMB and shall serve until its resignation in accordance with the terms hereof. So long as O&Y (U.S.) Development General Partner Corp. shall be a Member, no Person other than JMB or an Affiliate of JMB shall act as the Manager without the prior written consent of O&Y (U.S.) Development General Partner Corp., which consent shall not unreasonably be withheld.

      (b) Resignation. The Manager may resign at any time by giving written notice to all Members.

      (c) Limitations on Powers. The Manager shall not have any power, right or authority to take any action requiring Member approval as set forth in this Agreement in the absence of the requisite Member approval.

      (d) Reimbursement. The Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses (including expenses permitted under Section 12(d)) incurred by the Manager on behalf of the Company.




      SECTION 15. MEETINGS.

      (a) Meetings of Members. Meetings of Members for any proper purpose may be called at any time by any Member. Members may participate in any meeting through the use of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. The Company shall give written notice of the date, time, place and purpose of any meeting to all Members at least ten (10) days and not more than sixty (60) days prior to the date fixed for the meeting. Notice may be waived by any Member.

      (b) Consent of Members. Any action required or permitted to be taken at any annual or special meeting of Members may be taken by a written consent without a meeting, without prior notice and without a vote. The written consent shall set forth the action so taken and shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voting. Notice of the taking of action by written consent shall be given to all Members who did not sign the written consent.

      SECTION 16.  VOTING.

      (a) Members. Except as specifically provided in this Agreement or as provided in Section 16(c), the affirmative vote or written consent of a Majority Interest shall decide all matters properly brought before the Members.

      (b) Voting. A Member may vote either in person or by written proxy or consent signed by the Member or by his duly authorized attorney in fact.

      (c)   Actions Requiring Unanimous Member Approval.
Notwithstanding any other provision of this Agreement, the affirmative vote or written consent of all the Members shall be required to approve the following matters:

            (i)   The dissolution or winding up of the Company; and

            (ii)  Amendments to this Agreement.

      SECTION 17. LIMITATION OF LIABILITY AND INDEMNIFICATION.

      (a) Limitation of Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager.

      (b) Indemnification. The Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company) by reason of the fact that such Person is or was a Member, Manager or officer of the Company against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding.

      (c) Expenses. Expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by a Member, Manager or officer of the Company in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Member (which shall be in form and substance reasonably satisfactory to all other Members) , Manager or officer to repay such amount if it shall ultimately be determined that such Member, Manager or officer is not entitled to be indemnified by the Company under this Section 17 or under any other contract or agreement between such Member, Manager or officer and the Company. Such expenses (including reasonable attorneys' fees) incurred by employees or agents of the Company or Persons serving other entities at the request of the Company may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Manager deems appropriate.

      (d) Not Exclusive. The indemnification and advancement of expenses provided by this Section 17 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of Members or otherwise, both as to action in such Person's official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Member, Manager, or officer and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such a Person.

      (e) Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Manager or officer of the Company, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not such Person would be entitled to indemnity against such liability under the provisions of this Section 17.

      (f) Reimbursement. Notwithstanding any contrary provision set forth above, no indemnification shall be provided by the Company in respect of liabilities or expenses that arise out of (1) any material breach by a Member of its obligations under this Agreement, (ii) any grossly negligent acts or omissions by a Member or (iii) any intentional wrongful acts by a Member.

      SECTION 18.  ASSIGNMENT OF MEMBERSHIP INTERESTS AND NEW MEMBERS.

      (a) Assignment. A Membership Interest shall only be assignable, in whole or in part, upon compliance with the following provisions of this Agreement. An assignment of a Membership Interest shall not entitle the assignee to become or to exercise any rights or powers of a Member until such assignee is admitted as a Member in accordance with this Agreement. As a condition to any assignment of a Membership Interest, the Member must notify the assignee and the Company in writing of all obligations of such Member for liabilities relating to the Company and this Agreement, including any obligations to make contributions to the Company. An assignment shall entitle the assignee only to receive such distributions, to share in such profits and to receive such allocations of income, gain, loss, deduction, credit, tax preference and similar items to which the assignor was entitled to the extent assigned.

      (b)   Limitations on Assignment.  No Member may assign any
Membership Interest (or any portion thereof or interest therein), and no Person shall become a Member, unless in the opinion of counsel selected by or acceptable to the Manager, such action will not subject the Company to federal income taxation as an association taxable as a corporation, terminate the Company pursuant to Section 708(b) of the Code or violate applicable state or federal securities laws. Any attempted action in contravention of this Section 18(b) shall be void and of no force or effect.

      (c) New Members. A Person, including, without limitation, an assignee of a Membership Interest, shall be admitted as a Member only upon (i) the written consent of a Majority Interest of the Members, which consent may be granted or withheld in the sole and absolute discretion of each Member whose consent is required hereby and (ii) the execution by such Person of this Agreement. Until the assignee of a Membership Interest is admitted as a Member, the assignor, subject to the last sentence of Section 18(a), shall continue to be a Member.

      SECTION 19. DISSOLUTION.

      The Company shall be dissolved and terminated upon the happening of the first to occur of any of the following events:

      (a)   The expiration of the term of the Company;

      (b) The approval or written consent of all of the Members for the dissolution or winding up of the Company;

      (c) The death, retirement, withdrawal, resignation, expulsion, bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Member or Members or the occurrence of any other event that terminates the continued membership of such Member or Members in the Company, unless within ninety (90) days of such occurrence the Company is continued by the written consent of a majority of the remaining Membership Interests, which consent may be granted or withheld in the sole and absolute discretion of each Member whose consent is required hereby, and if there is only one (1) Member remaining, the admission of one (1) or more additional Members; and

      (d)   Judicial dissolution pursuant to the Act.

      SECTION 20. WINDING UP AND DISTRIBUTION OF ASSETS.

      (a) Winding Up. If the Company is dissolved, the Manager shall wind up the affairs of the Company.

      (b) Distribution of Assets. Upon the winding up of the Company, the Manager shall pay or make reasonable provision to pay all claims and obligations of the Company, including all costs and expenses of the liquidation and all contingent, conditional, or unmatured claims and obligations that are known to the Manager but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed as follows:

            (i) First, to creditors in the order of priority as provided by law; and

            (ii) Second, to Members in accordance with their respective positive Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

      SECTION 21. CONFLICT OF INTEREST. No Member shall be required to act hereunder as its sole and exclusive business activity, and any Member may have other business interests and engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement in or to any other such business interests or activities or to the income or proceeds derived therefrom, including, without limitation, the management fees payable to JMB pursuant to Section 7 of the JMB Agreement. No transaction between a Member and the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either the transaction is fair and reasonable to the Company, or the percentage or number of disinterested Members, as required under this Agreement or applicable law, authorize, approve or ratify the transaction. Notwithstanding the preceding sentence, the parties hereto agree that the transactions contemplated by Section 23 of this Agreement shall not be voidable and shall be considered fair and reasonable to the Company.

      SECTION 22.  TAXATION.

      (a) Status of the Company. The Members acknowledge that this Agreement creates a partnership for federal and state income tax purposes (and only for such purposes), and hereby agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

      (b) Tax Elections. JMB shall have full and exclusive authority over all Company tax matters, including, without limitation, (i) with respect to Section 7.11(e) of the Limited Partnership Agreement, the election by JMB to request that World Financial Properties, L.P. adopt the "remedial allocation method" under Treasury Regulation Section 1.704-3 with respect to 245 Park Avenue; and (ii) any election under
Section 754 of the Code and the Treasury Regulations thereunder to adjust the basis of the Company assets under Section 734(b) or 743(b) of the Code and a corresponding election under the applicable sections of state and local law. The Tax Matters Member (as defined in Section 22(d)) shall have the authority to make all other Company elections permitted under the Code, including elections of methods of depreciation. Notwithstanding anything to the contrary herein, any other Member shall have the right to confer with the Tax Matters Member from time to time regarding the tax affairs of the Company and shall be entitled to reasonable notice of any tax election made by the Company.

      (c) Company Tax Returns. The Manager shall cause the necessary federal income and other tax returns and information returns for the Company to be prepared. Each Member shall provide such information about itself, if any, as may be needed by the Company for purposes of preparing such tax returns and information returns. The Manager shall deliver to each Member within ninety (90) days after the end of each fiscal year a copy of the federal income tax returns for the Company as filed with the appropriate taxing authorities, and upon the written request of any Member, a copy of any state and local income tax return as filed.

      (d)   Tax Audits.

            (i) JMB shall be the Company's tax matters partner within the meaning of Section 6231(a)(7) of the Code (the "Tax Matters Member") with respect to federal income tax audits. If at any time the Tax Matters Member cannot or elects not to serve as the Tax Matters Member, is removed by the Members as the Tax Matters Member or ceases to be a Member, a Majority Interest of the Members shall select another Member to be the Tax Matters Member. The Tax Matters Member, as an authorized representative of the Company, shall direct the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level. The Tax Matters Member shall promptly deliver to each Member a copy of any notice of beginning of administrative proceedings or any report explaining the reasons for a proposed adjustment received from the IRS relating to or potentially resulting in an adjustment of Company items. The Tax Matters Member shall, unless a Majority Interest consents to the contrary, diligently and in good faith contest any proposed adjustment of a Company item that principally affects the Members at the administrative and judicial levels, including, if appropriate or if requested by a Majority Interest, appealing any adverse judicial decision, and shall consider in good faith any suggestions made by any Member or its counsel regarding the conduct of such administrative or judicial proceedings. The Tax Matters Member shall keep each Member advised of all material developments with respect to any proposed adjustment that come to its attention, including, without limitation, the scheduling of all conferences and substantive telephone calls with the IRS. Each Member shall be entitled, at its own expense, to attend all meetings with the IRS and to review in advance any material written information (including, without limitation, any pleadings, memoranda or similar items) to be submitted to the IRS. Without first obtaining the consent of a Majority Interest, the Tax Matters Member shall not, with respect to any proposed adjustment of a Company item that materially and adversely affects any Member, a. enter into a settlement agreement that purports to bind Members other than the Tax Matters Member (including, without limitation, any stipulation consenting to an entry of decision by any tax court), or b. enter into an agreement or stipulation extending the statute of limitations.

            (ii) The Company shall promptly deliver to each Member a copy of all notices, communications, reports or writings of any kind with respect to income or similar taxes received from any state or local taxing authority relating to the Company that might materially and adversely affect each Member, and shall keep such Members advised of all material developments with respect to any proposed adjustment of Company items that come to its attention.

            (iii) Each Member shall continue to have the rights described in this Section 22(d) with respect to tax matters relating to any period during which it was a Member, whether or not it is a Member at the time of the tax audit or contest.

      SECTION 23. JMB'S RIGHTS. Notwithstanding anything to the contrary in this Agreement, (i) pursuant to Section 9.05 of the Limited Partnership Agreement, JMB, in its sole and absolute discretion, shall have the right to cause the Company to distribute to its Members, in proportion to their respective Membership Interests, the "Class A Units" (as defined in the Limited Partnership Agreement) owned by the Company,
(ii) JMB, in its sole and absolute discretion, shall have the right to cause the Company to become a "Tag-Along Partner" (as defined in the Limited Partnership Agreement) or otherwise make any decision pertaining to or incidental to any rights granted to the Company under Section 9.08 of the Limited Partnership Agreement; (iii) JMB, in its sole and absolute discretion, shall have the right to exercise, on behalf of the Company, any of the rights granted to the Company pursuant to the JMB Agreement; and (iv) JMB, in its sole and absolute discretion, shall have the right to exercise, on behalf of the Company, any of the rights granted to the Company pursuant to the Limited Partnership Agreement.

      SECTION 24. MISCELLANEOUS.

      (a) Governing Law. This Agreement and any controversies, claims or arbitration hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

      (b) Binding Effect. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.


      (c) Pronouns and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

      (d) Captions. Captions or section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

      (e) Enforceability. If any provision of this Agreement, or the application of the provision to any Person or circumstance shall be held invalid, the remainder of this Agreement, or the application of that provision to Persons or circumstances other than those with respect to which it is held invalid, shall not be affected thereby.

      (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      (g) Notices. Any notices permitted or required under this Agreement shall be deemed to have been given when delivered in Person or by courier or three (3) days after being deposited in the United States mail, postage prepaid, and addressed to the Company at its principal place of business and to any Member at the address shown below, or to such other address of which any party shall notify the other parties hereto, in accordance with the terms hereof.

      If to JMB:

            JMB/245 Park Avenue Associates, Ltd.
            900 North Michigan Avenue
            19th Floor
            Chicago, Illinois  60611
            Attn:  Stuart C. Nathan
                    Gary Nickele

      with a copy to:

            Mayer, Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois  60603
            Attn:  Martin Rosenstein, Esquire
            Facsimile:  (312) 701-7711

      If to O&Y (U.S.) Development General Partner Corp.:

            c/o World Financial Properties, L.P.
            One Liberty Plaza
            New York, New York  10006
            Attn:  Chief Financial Officer
            Facsimile:  (212) 417-7195

      with a copy to:

            Cahill Gordon & Reindel
            Eighty Pine Street
            New York, New York  10005
            Attn:  Richard J. Sabella
            Facsimile:  (212) 269-5420

      (h) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes all prior understandings or agreements between the parties with respect to such matters. This Agreement, including all schedules hereto, may only be amended, modified or supplemented by written agreement of all parties to this Agreement. In addition, amendments may be made to this Agreement in order to enable all or a portion of the Company to qualify as a partnership for Federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Code adopted as final regulations after the date hereof, and to the extent that such regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of this Agreement.

      (i) Further Assurances. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as are required to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

      (j) Third Parties. Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than a Member or the Company any legal or beneficial or other equitable right, remedy or claim under or in respect of this Agreement, any covenant, condition, provision or agreement contained herein or the property of Company.

      (k) Facsimile Signatures. The facsimile signature of any Manager or Member may be used at all times and for all purposes in place of an original signature.

      (l) Reliance upon Books, Reports and Records. Unless he has knowledge concerning the matter in question which makes his reliance unwarranted, each Manager and Member shall, in the performance of his duties hereunder, be entitled to rely on information, opinions, reports or statements, including, without limitation, financial statements and other financial data, if prepared or presented by one or more employees of the Company or by legal counsel, accountants or other Persons as to matters such Manager or Member reasonably believes to be within such Person's professional or expert competence.

      (m) Time Periods. In applying any provision of this Agreement which requires that an act be done in or not done in a specified number of days prior to an event or that an act be done during a period of a specified number of days, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

      (n) Waiver. No failure by any Manager or Member to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.


            IN WITNESS WHEREOF, the undersigned Members have executed this Agreement as of the date first set forth above.


                                     JMB/245 PARK AVENUE ASSOCIATES, LTD.

                                     By:   JMB PARK AVENUE, INC.,
                                           a general partner



                                           By:   ______________________
                                                 Name:__________________
                                                 Title:_________________


                                     O&Y (U.S.) DEVELOPMENT GENERAL
PARTNER CORP.



                                     By:   ___________________________
                                           Name:______________________
                                           Title:_____________________













                                SCHEDULE I

                                  MEMBERS

                                 MEMBER'S                 MEMBER'S
                                  CAPITAL                MEMBERSHIP
NAME AND ADDRESS               CONTRIBUTION               INTEREST
JMB/245 Park Avenue
Associates, Ltd.                $30,000,000                  99%
900 North Michigan Avenue
19th Floor
Chicago, Illinois  60611

O&Y (U.S.) Development          $   303,030                  1%
General Partner Corp.
c/o World Financial
Properties, L.P.
One Liberty Plaza
New York, New York  10006
Attn:  Chief Financial Officer
Facsimile:  (212) 417-7195










































                                 EXHIBIT A

                              [JMB AGREEMENT]



































































                                 EXHIBIT B

                      [LIMITED PARTNERSHIP AGREEMENT]